                                                                  Exhibit 23.1












                        Consent of Independent Auditors

We consent to the reference to our firm under the caption "Experts" in Amendment No. 1 to the Registration Statement (Form S-3 No. 333-45891) and related Prospectus of The Timken Company for the registration of $300,000,000 of Medium-Term Notes, Series A and to the incorporation by reference therein of our report dated February 5, 1998, with respect to the consolidated financial statements and schedule of The Timken Company included in its Annual Report (Form 10-K) for the year ended December 31, 1997, filed with the Securities and Exchange Commission.







                                                        /s/ ERNST & YOUNG LLP




Canton, Ohio
March 19, 1998